PHOENIX SERIES FUND
CIK# 0000019469
SEMI-ANNUAL 04/30/05

Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-
Series 1- Class A $11,072, Class B $140, Class C is zero.
Series 5- Class A $5,808, Class B $412 and Class C $61.
Series 7- Class A , B, C is zero.
Series 8- Class A $2,565, Class B $81 and Class C $32.


73A1/73A2-
Series 1- Class A $0.1870, Class B $0.1290, Class C is zero.
Series 5- Class A $0.1760, Class B $0.1580 and Class C $0.1580.
Series 7- Class A, Class B and Class C is zero.
Series 8- Class A $0.2460, Class B $0.2150 and Class C $0.2150.

74U1/74U2-
Series 1- Class A 73,693, Class B 1,663, Class C 6,226
Series 5- Class A 31,085, Class B 2,279, Class C 395
Series 7- Class A 10,056, Class B 1,038, Class C 29
Series 8- Class A 10,198, Class B 355, Class C 148

74V1/74V2-
Series 1- Class A $14.50, Class B $14.46, Class C $14.46.
Series 5- Class A $4.90, Class B $4.83, Class C $4.86.
Series 7- Class A $14.43, Class B $13.06, Class C $13.04.
Series 8- Class A $8.44, Class B $8.39, Class C $8.42.